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                                                           Execution Version 1.1

                                   $50,000,000

                              DURA OPERATING CORP.

                            8 5/8% Senior Notes due 2012

                               Purchase Agreement

                                                                October 29, 2003

J.P. Morgan Securities Inc.
Banc of America Securities LLC
Comerica Securities, Inc.
Scotia Capital (USA) Inc.
Wachovia Capital Markets, LLC
Barclays Capital Inc.
ABN AMRO Incorporated

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen

         Dura Operating Corp., a Delaware corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers listed in Schedule 1 hereto (the "Initial Purchasers"), for whom J.P. Morgan Securities Inc. is acting as representative (the "Representative"), $50,000,000 principal amount of its 8 5/8% Senior Notes due 2012 (the "Securities"). The Securities will be issued pursuant to the Indenture dated as of April 18, 2002, as amended by a Supplemental Indenture, dated as of November 4, 2003 (the "Indenture") among the Company, the guarantors listed in Schedule 2 hereto (the "Guarantors") and BNY Midwest Trust Company, as trustee (the "Trustee"), and will be guaranteed on an unsecured senior basis by each of the Guarantors and any subsidiary of the Company formed or acquired after the Closing Date (as defined below) that executes an additional guaranty (the "Guarantees") in accordance with the terms of the Indenture, and their respective successors and assigns.

         The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon one or more exemptions therefrom. The Company has prepared a preliminary offering memorandum dated October 28, 2003 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering

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Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum. References herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein.

         Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a Registration Rights Agreement, to be dated as of the Closing Date (as defined below) and substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the "Commission") providing for the registration under the Securities Act of the Securities or the Exchange Securities (as defined below).

         The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

         1. Purchase and Resale of the Securities. (a) The Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Initial Purchaser's name in Schedule 1 hereto at a price equal to 98% of the principal amount thereof plus accrued interest, if any, from October 15, 2003 to the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

         (b) The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a "QIB") and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

                  (ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

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                  (iii)    it has not solicited offers for, or offered or sold,
         and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

                           (A) within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act ("Rule 144A") and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

                           (B) in accordance with the restrictions set forth in Annex A hereto.

         (c) Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(g) and 5(i), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex A hereto), and each Initial Purchaser hereby consents to such reliance.

         (d) The Company acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided that any such offers or sales shall be made in accordance with the provisions of this Agreement.

         2. Payment and Delivery. (a) Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on November 4, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the "Closing Date".

         (b) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

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         3.       Representations and Warranties of the Company and the
Guarantors. The Company and the Guarantors, jointly and severally, hereby represent, warrant and covenant to each Initial Purchaser as follows:

         (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 1(b) hereof (including Annex A hereto) and with the procedures set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each subsequent purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

         (b) No Integration of Offerings or General Solicitation. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate")), or, to the Company's knowledge, any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act. With respect to those Securities sold in reliance upon Regulation S under the Securities Act ("Regulation S"), (i) none of the Company, its Affiliates or, to the Company's knowledge, any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and, to the Company's knowledge, any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

         (c) Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

         (d) The Offering Memorandum. The Offering Memorandum will not, as of the date it bears, and at the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon, and in conformity with, information furnished to the Company in writing by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum, it being acknowledged and agreed that the information furnished to the Company for this

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purpose is exclusively comprised of the statements concerning the Initial
Purchasers contained in the "Summary" in the sixth sentence under the heading "Transfer restrictions; absence of public market for the notes", in "Risk factors" in the third sentence of the first paragraph under the heading "There is no public market for the notes, and we cannot assure you that a market for the notes will develop or that you will be able to sell your notes or, if issued, the exchange notes" and in the third, seventh and ninth paragraphs, under the heading "Plan of Distribution", and with respect to each Initial Purchaser, such Initial Purchaser's name as it appears on the front cover. The Offering Memorandum, as of its date, will contain all the information specified in, and meeting the requirements of, Rule 144A(d)(4). The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Offering Memorandum.

         (e) Incorporated Documents. The Offering Memorandum will incorporate by reference the Annual Report on Form 10-K of Dura Automotive Systems, Inc. ("DASI") for the fiscal year ended December 31, 2002 (the "Annual Report"), and all documents filed by DASI with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after December 31, 2002. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the "Incorporated Documents") complied and will comply in all material respects with the requirements of the Exchange Act.

         (f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification hereunder may be limited by applicable law.

         (g) The Registration Rights Agreement and DTC Letter of Representations. At the Closing Date, each of the Registration Rights Agreement and the DTC Letter of Representations, to be dated as of the Closing Date (the "DTC Letter of Representations"), will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Commission, under the circumstances set forth therein, (i) a registration statement under the Securities Act relating to another series of debt securities of the Company with terms substantially identical to the Securities (the "Exchange Securities") to be offered in exchange for the Securities and another series of guarantees of the Guarantors with terms substantially identical to the Guarantees (the

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"Exchange Guarantees") to be offered in exchange for the Guarantees (the
"Exchange Offer"), and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Securities, as the case may be, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.

         (h) Authorization of the Securities, the Exchange Securities, the Guarantees and the Exchange Guarantees. (i) The Securities to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. (ii) The Exchange Securities have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.
(iii) The Guarantees have been duly and validly authorized for issuance pursuant to this Agreement and the Indenture and, at the Closing Date, the Guarantees will have been duly executed by each of the applicable Guarantors and, when the Securities have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. (iv) The Exchange Guarantees have been duly and validly authorized for issuance by the Guarantors, and when issued pursuant to the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

         (i) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and constitutes a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency,

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reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

         (j) Description of the Securities, the Guarantees and the Indenture. The Securities, the Exchange Securities, the Guarantees, the Exchange Guarantees Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

         (k) No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of DASI and its subsidiaries, considered as one entity (any such change, a "Material Adverse Change"); (ii) DASI and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, other than under that certain Amended and Restated Credit Agreement, dated as of March 19, 1999, as amended and restated on or about the date hereof, among DASI, the Company, the subsidiaries of the Company party thereto, the lenders party thereto, JPMorgan Chase Bank, as administrative agent, and Bank of America, N.A., as syndication agent (the "Credit Agreement") and the documents related thereto; and (iii) there has been no dividend or distribution of any kind declared, paid or made by DASI or, except for dividends paid to DASI or any of its subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by DASI or any of its subsidiaries of any class of capital stock.

         (l) Independent Accountants. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) of DASI incorporated by reference in the Offering Memorandum, are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

         (m) Preparation of the Financial Statements. The financial statements of DASI, together with the related notes, incorporated by reference in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of DASI and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements of DASI have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The historical financial data set forth in the Offering Memorandum under the captions "Summary--Summary consolidated financial data" and in DASI's Annual Report under the caption "Selected Financial Data" fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Offering Memorandum.

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         (n)      Organization and Good Standing of the Company and its
Subsidiaries. Each of the Company, the Guarantors and each other significant subsidiary of the Company has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its organization and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform, as applicable, their respective obligations under each of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations, the Securities, the Exchange Securities, the Guarantees, the Exchange Guarantees and the Indenture. Each of the Company, the Guarantors and each other significant subsidiary of the Company is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock of the Guarantors and each other significant subsidiary of the Company that is, in each case, a corporation has been duly authorized and validly issued, is fully paid and nonassessable and (other than the capital stock of DASI) is owned by the Company, directly, or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (other than those granted under the Credit Agreement, set forth in the Offering Memorandum and such other security interest, mortgage, pledge, lien, encumbrance or claim that would not reasonably be expected to result in a Material Adverse Change). Except as set forth on Schedule 3, DASI does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to DASI's Annual Report.

         (o) Capitalization and Other Capital Stock Matters. At June 30, 2003, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto and the other pro forma adjustments described in the Offering Memorandum, DASI would have an authorized and outstanding capitalization as set forth in the Offering Memorandum under the caption "Capitalization" (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans incorporated by reference in the Offering Memorandum or upon exercise of outstanding options described in the Offering Memorandum). All of the outstanding shares of common stock of DASI, par value $.01 per share (the "Common Stock"), have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of DASI or the Company.

         (p) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of the Guarantors or any other significant subsidiary of the Company is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease

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or other instrument to which the Company, the Guarantors or any other significant subsidiary of the Company is a party or by which it or any of them may be bound (including, without limitation, the Company's existing senior credit facility), or to which any of the property or assets of the Company, the Guarantors or any of the Company's significant subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company's and the Guarantors' execution, delivery and performance, as applicable, of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations and the Indenture, and the issuance and delivery of the Securities, the Exchange Securities, the Guarantees or the Exchange Guarantees, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (i) have been duly authorized by all necessary action and will not result in any violation of the provisions of the charter or by-laws of the Company, the Guarantors or any other significant subsidiary of the Company,
(ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Guarantors or any other significant subsidiary of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, the Guarantors or any subsidiary of the Company, except such violations of law, administrative regulation or administrative or court decree that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or the Guarantors' execution, delivery and performance, as applicable, of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations, or the Indenture, or the issuance and delivery of the Securities, the Exchange Securities, the Guarantees or the Exchange Guarantees or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except (i) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or Blue Sky laws or (ii) such as may be required by federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement.

         (q) No Material Actions or Proceedings. Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened (i) against or affecting the Company, the Guarantors or any other of the Company's significant subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Company, the Guarantors or any other significant subsidiaries of the Company, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, the Guarantors or such significant subsidiary of the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or

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adversely affect the consummation of the transactions contemplated by this
Agreement. No material labor dispute with the employees of the Company, the Guarantors or any other significant subsidiary of the Company, exists or, to the best of the Company's knowledge, is threatened or imminent.

         (r) Intellectual Property Rights. The Company and its subsidiaries own or possess those trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") that are material to the conduct of their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change.

         (s) All Necessary Permits, etc. Except as otherwise disclosed in the Offering Memorandum, the Company, the Guarantors and each other significant subsidiary of the Company possess all material certificates, authorizations or permits necessary to conduct their respective businesses, and neither the Company, the Guarantors nor any other subsidiary of the Company has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

         (t) Title to Properties. DASI and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 3(m) above (or elsewhere in the Offering Memorandum), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as otherwise disclosed in the Offering Memorandum or such as do not materially interfere with the use made or proposed to be made of such property by DASI or such subsidiary. The real property, improvements, equipment and personal property held under lease by DASI or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by DASI or such subsidiary.

         (u) Tax Law Compliance. DASI and its consolidated subsidiaries have filed all material federal, state and foreign income and franchise tax returns and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. DASI has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 3(m) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of DASI or any of its consolidated subsidiaries has not been finally determined.

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         (v)      Company and Guarantors Not "Investment Companies". Neither the
Company nor any of the Guarantors is, and after receipt of payment for the Securities will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Investment Company Act") and each of the Company and the Guarantors will conduct its business in a manner so that it will not become subject to the Investment Company Act.

         (w) No Price Stabilization or Manipulation. Neither the Company nor any of the Guarantors or their subsidiaries has taken and will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale, of the Securities.

         (x) Solvency. The Company is, and immediately after the Closing Date will be, Solvent. As used herein, the term "Solvent" means, with respect to an entity on a particular date, that on such date (i) the fair market value of the assets of the entity on a going concern basis is greater than the total amount of liabilities (including contingent liabilities) of the entity, (ii) the present fair salable value of the assets of the entity on a going concern basis is greater than the amount that will be required to pay the probable liabilities of the entity on its debts as they become absolute and matured, (iii) the entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) the entity does not have unreasonably small capital.

         (y) No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Offering Memorandum, neither DASI nor any of its subsidiaries nor, to the best of the Company's knowledge, any employee or agent of DASI or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.

         (z) Company's Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (aa) Compliance with Environmental Laws. Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change (i) neither DASI nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of DASI or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has DASI or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that DASI or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by DASI or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's knowledge, threatened against DASI or any of its subsidiaries or any person or entity whose liability for any Environmental Claim DASI or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against DASI or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim DASI or any of its subsidiaries has retained or assumed either contractually or by operation of law.

         (bb) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of DASI and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

         (cc) ERISA Compliance. DASI and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively,

"ERISA")) established or maintained by DASI, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA or, if not in material compliance, would not reasonably be expected to result in Material Adverse Change. "ERISA Affiliate" means, with respect to DASI or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which DASI or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by DASI, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by DASI, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any material "amount of unfunded benefit liabilities" (as defined under ERISA). Neither DASI, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (dd) Regulation S Requirements. The Company, the Guarantors and their respective affiliates and, to the best of their knowledge, all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

         (ee) Reporting. Each of the Company and the Guarantors is a "reporting issuer" as defined in Rule 902 under the Securities Act.

         Any certificate signed by an officer of the Company or the Guarantors and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

         4. Further Agreements of the Company and the Guarantors. The Company and, to the extent expressly referred to in the paragraphs below, each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

         (a) Delivery of Copies. The Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

         (b) Amendments or Supplements. Before making or distributing any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

         (c) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose and (ii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

         (d) Ongoing Compliance of the Offering Memorandum. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (or including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

         (e) Blue Sky Compliance. The Company will cooperate with the Initial Purchasers to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

         (f) Clear Market. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities (other than the Securities and the Exchange Securities) issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

         (g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Offering Memorandum under the heading "Use of proceeds".

         (h) Supplying Information. While the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (i) PORTAL and DTC. The Company will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

         (j) No Resales by the Company. Until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

         (k) No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (l) No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

         (m) No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

         5. Conditions of Initial Purchasers' Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

         (a) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

         (b) No Downgrade. Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(k) hereof as material and adverse shall have occurred or shall exist, which event or condition is not described in the Offering Memorandum (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

         (d) Officers' Certificates. The Company and each of the Guarantors shall have furnished to the Representative a certificate in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto, dated the Closing Date, of the Chief Executive Officer and Chief Financial Officer (or equivalent officer) of such entity.

         (e) Parent Officer's Certificate. The Parent Guarantor shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Annex C hereto.

         (f) Comfort Letters. On the date of this Agreement and on the Closing Date, Deloitte & Touche LLP shall have furnished to the Representative, at the request of DASI, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

         (g) Opinion of Counsel for the Company and DASI. Kirkland & Ellis LLP, counsel for the Company and DASI, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

         (h) Reliance Letter of Counsel for the Company and DASI. Kirkland & Ellis LLP, counsel for the Company and DASI, shall have furnished to the Representative, at the request of the Company, their reliance letter with respect to their opinion, to be delivered to the banks in connection with the Amendment to the Credit Agreement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

         (i) Opinion of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (j) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

         (k) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the

Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

         (l) Registration Rights Agreement. The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

         (m) PORTAL and DTC. The Securities shall have been approved by the NASD for trading in the PORTAL Market and shall be eligible for clearance and settlement through DTC.

         (n) Mark I. On or prior to the Closing Date, either (i) Mark I Molded Plastics of Tennessee, Inc. ("Mark I") shall have been added as a Guarantor or (ii) the Representative shall be satisfied that any release of the guarantees of Mark I and any dissolution of such company does not constitute a continuing default under (1) the Indenture; (2) the Company's existing credit facility in accordance with the terms of the Credit Agreement; and (3) indentures relating to the Company's 9% Senior Subordinated Notes due 2009.

         (o) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

         J.P. Morgan Securities Inc., on behalf of the several Initial Purchasers, may, in its sole discretion, waive the performance by the Company or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

         6.       Indemnification and Contribution.

         (a) Indemnification of the Initial Purchasers. The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein; provided, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Initial Purchaser and any such loss, claim, damage or liability of or with respect to such Initial Purchaser results from the fact that both (i) a copy of the Offering Memorandum (excluding any documents incorporated by reference therein) was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Company with the provisions of Section 4 hereof.

         (b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph
(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements concerning the Initial Purchasers contained in the "Summary" in the sixth sentence under the heading "Transfer restrictions; absence of public market for the notes", in "Risk factors" in the third sentence of the first paragraph under the heading "There is no public market for the notes, and we cannot assure you that a market for the notes will develop or that you will be able to sell your notes or, if issued, the exchange notes" and in the third, seventh and ninth paragraphs, under the heading "Plan of Distribution", and with respect to each Initial Purchaser, such Initial Purchaser's name as it appears on the front cover.

         (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnification may be sought (the "Indemnifying

Person") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 6. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors and any control persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) Limitation on Liability. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this
Section 6, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations hereunder and not joint.

         (f)      Non-Exclusive Remedies. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

         7. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, NASDAQ or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum.

         8. Defaulting Initial Purchaser. (a) If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes. As used in this Agreement, the term "Initial Purchaser" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 8, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser's pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 9 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

         9. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of this Agreement, the Securities, the Indenture (including the Guarantees), the Exchange Securities and the Registration Rights Agreement; (iv) the fees and expenses of the Company's and the Guarantors' counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities;
(vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the

Company (but not the Initial Purchasers) in connection with any "road show" presentation to potential investors.

         (b)      If (i) this Agreement is terminated pursuant to Section 7,
(ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement, the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

         10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser, the Company and each Guarantor referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

         11. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

         12. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "Exchange Act" means the Securities Exchange Act of 1934, as amended; (d) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (e) the term "significant subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

         13. Miscellaneous. (a) Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

         (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063), Attention: Mr. Donald R. Benson, with a copy to John D. Lobrano, Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (fax: 212-455-2502). Notices to the Company and the Guarantors shall be given to them at Dura Operating Corp., 2791 Research Drive, Rochester Hills, MI 48309 (fax: 561-694-3707),
Attention: Mr. Lawrence A. Denton, with a copy to Dennis M. Myers, P.C., Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, IL 60601 (fax:
312-861-2200).

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                              Very truly yours,

                              DURA OPERATING CORP.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: Vice President, Chief Financial Officer and
                                     Assistant Secretary

                              DURA AUTOMOTIVE SYSTEMS, INC.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: Vice President, Chief Financial Officer and
                                     Assistant Secretary

                              UNIVERSAL TOOL & STAMPING COMPANY INC.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: President, Chief Financial Officer and
                                     Treasurer

                              DURA AUTOMOTIVE SYSTEMS CABLE OPERATIONS, INC.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: President, Chief Financial Officer and
                                     Treasurer

                              ADWEST ELECTRONICS, INC.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: President, Chief Financial Officer and
                                     Treasurer

                              DURA AUTOMOTIVE SYSTEMS OF INDIANA, INC.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: President, Chief Financial Officer and
                                     Treasurer

                              ATWOOD AUTOMOTIVE INC.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: President, Chief Financial Officer and
                                     Treasurer

                              ATWOOD MOBILE PRODUCTS, INC.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: President, Chief Financial Officer and
                                     Treasurer

                              DURA G.P.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: Vice President, Chief Financial
                                     Officer and Assistant Secretary

                              CREATION GROUP HOLDINGS, INC.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: President, Chief Financial Officer
                                     and Treasurer

                              CREATION GROUP, INC.

                              By:_______________________________________________
                              Name:  David R. Bovee
                              Title: President, Chief Financial Officer
                                     and Treasurer

J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
COMERICA SECURITIES, INC.
SCOTIA CAPITAL (USA) INC.
WACHOVIA CAPITAL MARKETS, LLC
BARCLAYS CAPITAL INC.
ABN AMRO INCORPORATED

By:  J.P. MORGAN SECURITIES INC.
         For itself and as Representative of the
         other Initial Purchasers

By: ___________________________
     Authorized Signatory

                                                                      Schedule 1

     Initial Purchaser                                        Principal Amount
     -----------------                                        ----------------
J.P. Morgan Securities Inc.                                     $ 16,250,000
Banc of America Securities LLC                                    16,250,000
Comerica Securities, Inc.                                          5,000,000
Scotia Capital (USA) Inc.                                          5,000,000
Wachovia Capital Markets, LLC                                      5,000,000
Barclays Capital Inc.                                              1,750,000
ABN AMRO Incorporated                                                750,000
                                                                ------------
                                                Total           $ 50,000,000

                                                                      Schedule 2

                                                              Guarantors

Dura Automotive Systems, Inc.
Universal Tool & Stamping Company Inc.
Dura Automotive Systems Cable Operations, Inc.
Adwest Electronics, Inc.
Dura Automotive Systems of Indiana, Inc.
Atwood Automotive Inc.
Atwood Mobile Products, Inc.
Dura G.P.
Creation Group Holdings, Inc.
Creation Group, Inc.

                                                                      Schedule 3

                          Ownership Interests of DASI

         In addition to the entities listed on Exhibit 21.1 to DASI's Annual Report, DASI owns and controls the following entities:

Creation Group Holdings, Inc.
Creation Group, Inc.
Creation Windows, Inc.
Creation Windows, LLC
Spec-Temp, Inc.
Kemberly, Inc.
Kemberly, LLC
Creation Group Transportation, Inc.

                                                                         ANNEX A

           Restrictions on Offers and Sales Outside the United States

         In connection with offers and sales of Securities outside the United
States:

         (a) Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

         (b) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act ("Regulation S") or Rule 144A or any other available exemption from registration under the Securities Act.

                  (ii) None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

                  (iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                  (iv) Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

         (c) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

                  (i) it has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the United Kingdom Public Offers of Securities Regulations 1995 (as amended);

                  (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

                  (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

         (d) Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Offering Memorandum, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required

                                                                         ANNEX B

                             OFFICERS' CERTIFICATE

                  The undersigned, ______________, the duly appointed chief executive officer of ___________ (the "Company"), a _________ corporation, and ______________, the duly appointed chief financial officer of the Company, do hereby certify on behalf of the Company and solely in their respective capacities as officers of the Company (and not in an individual capacity in any manner) as follows in connection with Section 5(d) of the Purchase Agreement dated October 29, 2003 (the "Purchase Agreement"), among the Company, Dura Automotive Systems, Inc. (the "Parent Guarantor") and the Subsidiary Guarantors (together with the Parent Guarantor, the "Guarantors") parties thereto and the initial purchasers named therein (capitalized terms not defined herein are used in this certificate as defined in the Purchase Agreement):

1. in our opinion, after examining the Offering Memorandum dated October 29, 2003 relating to the sale of the Securities (including the documents incorporated or deemed to be incorporated therein, the "Offering Memorandum"), the Offering Memorandum, as of its date and except for the matters expressly excluded by Section 3(d) of the Purchase Agreement about which we express no opinion, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. the representations and warranties of the Company and the Guarantors in the Purchase Agreement are true and correct in all material respects as of the date hereof;

3. the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Purchase Agreement on or prior to the date hereof;

4. subsequent to the respective dates as of which information is given in the Offering Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of Parent Guarantor and its subsidiaries, considered as one entity (any such change, a "Material Adverse Change");
    (ii) the Parent Guarantor and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business, other than the Credit Agreement and the documents related thereto; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Parent Guarantor or, except for dividends paid to the Parent Guarantor and its subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by Parent Guarantor or any of its subsidiaries of any class of capital stock; and

5. subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Guarantors (other than an announcement with positive implications of a possible upgrading).

                            [Signatures on next page]

                  IN WITNESS WHEREOF, the undersigned have executed this certificate as of the 4th day of November 2003.

                                            ____________________________________
                                            Name:
                                            Title:

                                            ____________________________________
                                            Name:
                                            Title:

                                                                         ANNEX C

                              OFFICERS' CERTIFICATE

                  Reference is made to the offering by Dura Operating Corp., a Delaware corporation (the "Company"), of $50,000,000 in aggregate principal amount of 8?% Senior Notes due 2012, pursuant to the terms of the Purchase Agreement, dated October 29, 2003 (the "Purchase Agreement"), among the Company, Dura Automotive Systems, Inc. (the "Parent Guarantor") and the Subsidiary Guarantors parties thereto and the initial purchasers named therein. Capitalized terms not defined herein are used in this certificate as defined in the Purchase Agreement.

                  Each of the undersigned, Lawrence A. Denton, the duly appointed President and Chief Executive Officer of the Parent Guarantor, and David R. Bovee, the duly appointed Vice President, Chief Financial Officer and Assistant Secretary of the Parent Guarantor, pursuant to Section 5(e) of the Purchase Agreement, hereby certifies on behalf of the Company and solely in their respective capacities as officers of the Company (and not in an individual capacity in any manner) that, as of the date hereof:

                  1. I have reviewed the offering memorandum dated October 29, 2003 (the "Offering Memorandum") which incorporates by reference the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, the Quarterly Reports on Form 10-Q for each three month period ended March 31, 2003 and June 30, 2003 and the Definitive Proxy Statement on Schedule 14A of the Parent Guarantor (the "Covered Reports"). Each reference to the Offering Memorandum shall be deemed to include the Covered Reports, except to the extent that such information in the Covered Reports has been modified or superseded by information contained in the Offering Memorandum, or in any subsequently filed document incorporated by reference into the Offering Memorandum.

                  2. Based on my knowledge, the Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by the Covered Reports and the Offering Memorandum.

                  3. Based on my knowledge, the financial statements, and other financial information included in and incorporated by reference into the Offering Memorandum, fairly present in all material respects the financial condition, results of operations and cash flows of the Parent Guarantor as of, and for, the periods presented in the Covered Reports and the Offering Memorandum.

                  4. The Covered Reports fully comply with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)).

                  5. The Parent Guarantor's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Parent Guarantor and we have:

                  a. designed such disclosure controls and procedures to ensure that material information relating to the Parent Guarantor, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the Covered Reports and the Offering Memorandum were being prepared;

                  b. evaluated the effectiveness of the Parent Guarantor 's disclosure controls and procedures as of a date within 90 days prior to the filing date of the Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the "Evaluation Date"); and

                  c. presented in the Quarterly Report on Form 10-Q for the period ended June 30, 2003 our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date.

                  6. The Parent Guarantor's other certifying officer and I have disclosed, based on our most recent evaluation, to the Parent Guarantor's auditors and the audit committee of Parent Guarantor's board of directors (or persons performing the equivalent function):

                  a. all significant deficiencies in the design or operation of internal controls which could adversely affect the Parent Guarantor's ability to record, process, summarize and report financial data and have identified for the Parent Guarantor's auditors any material weakness in internal controls; and

                  b. any fraud, whether or not material, that involves management or other employees who have a significant role in the Parent Guarantor's internal controls.

                  7. The Parent Guarantor's other certifying officer and I have indicated in the Quarterly Report on Form 10-Q for the period ended June 30, 2003 whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

                            [Signatures on next page]

Dated as of this 4th day of November 2003.

                              _______________________________
                              Name:  Lawrence A. Denton,
                              Title: President and Chief Executive Officer

                              _______________________________
                              Name:  David R. Bovee
                              Title: Vice President, Chief Financial Officer and Assistant Secretary

                                                                         Annex D

                  [Form of Opinion of Counsel for the Company]

J.P. Morgan Securities Inc.
    and the other several Initial Purchasers listed on Schedule 1 to the Purchase
    Agreement referred to below
c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

                  Re:      $50,000,000 8 5/8% Senior Notes due 2012

Ladies and Gentlemen:

         We are issuing this letter in our capacity as special counsel for Dura Operating Corp., a Delaware corporation (the "Company"), Dura Automotive Systems, Inc., a Delaware corporation ("Parent"), and each of the subsidiaries of the Company listed on Exhibit A attached hereto (the "Subsidiary Guarantors" and, collectively with Parent, the "Guarantors") in response to the requirement in Section 5(g) of the Purchase Agreement, dated October 29, 2003 (the "Purchase Agreement"), among the Company, the Guarantors and J.P. Morgan Securities Inc. and the other several Initial Purchasers listed on Schedule 1 of the Purchase Agreement (collectively, the "Initial Purchasers" and herein being called "you"). Every term which is defined or given a special meaning in the Purchase Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Purchase Agreement.

         In connection with the preparation of this letter, we have among other things read:

                  (a) the Offering Memorandum of the Company and the Guarantors, dated October 29, 2003, covering the offering and sale of the Securities (the "Offering Memorandum");

                  (b)      an executed original of the Purchase Agreement;

                  (c)      an executed original of the Indenture;

                  (d) specimen certificate of the Securities and the Guarantees;

                  (e)      an executed original of the Registration Rights
         Agreement;

                  (f) a certified copy of (i) resolutions adopted by the Board of Directors of the Company on October [__], 2003, (ii) resolutions adopted by the Pricing Committee of the Board of Directors of the Company on October [__], 2003 and (iii) resolutions adopted by the Board of Directors of each of the Guarantors (or, in the case of Dura G.P., the general partner) on October [__], 2003; and;

                  (f) a certified copy of resolutions adopted on October ___, 2003 by the Board of Directors of each of the Subsidiary Guarantors; and

                  (g) copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Purchase Agreement.

         The term "Transaction Documents" is used in this letter to collectively refer to the Purchase Agreement, the Indenture, the Securities, the Guarantees and the Registration Rights Agreement.

         Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

         (1) Each of the Company and Parent is a corporation validly existing and in good standing under the General Corporation Law of the State of Delaware.

         (2) Each of the Company and Parent is qualified to do business as a foreign corporation and is in good standing in those states listed on Exhibit A attached hereto, which we have been informed by the Company are the only states in which the Company or Parent is qualified to do business as a foreign corporation.

         (3) Each of the Subsidiary Guarantors is a validly existing corporation or general partnership, as the case may be, and is in good standing under the laws of the jurisdiction of its organization. Each of the Subsidiary Guarantors is qualified to do business as a foreign corporation or general partnership, as the case may be, and is in good standing in those states listed on Exhibit A attached hereto, which we have been informed by the Company are the only states in which such Subsidiary Guarantor is qualified to do business as a foreign corporation or general partnership, as the case may be.

         (4) Each of the Company and the Guarantors has under its charter, bylaws or other organizational documents the power to own and lease its properties and to conduct its business as described in the Offering Memorandum.

         (5) The Purchase Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

         (6) The Indenture has been duly authorized, executed and delivered by the Company and each of the Guarantors. The Indenture is a valid and binding obligation of the Company and each of the Guarantors, and is enforceable against the Company and each of the Guarantors in accordance with its terms.

         (7) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors. The Registration Rights Agreement is a valid and binding obligation of the Company and each of the Guarantors, and is enforceable against the Company and each of the Guarantors in accordance with its terms.

         (8) The Securities have been duly authorized, executed and delivered by the Company, and when paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute "Additional Notes" under the terms of the Indenture, will constitute the valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms.

         (9) The Guarantees of the Securities have been duly authorized, executed and delivered by each of the Guarantors and, when the Securities have been paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement (assuming the due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute Guarantees under the terms of the Indenture, will constitute the valid and binding obligations of each of the Guarantors and will be enforceable against the Guarantors in accordance with their terms.

         (10) Each of the Board of Directors of each of the Company and the Guarantors (other than Dura G.P.), and the general partner of Dura G.P., has adopted by requisite vote the resolutions necessary to authorize the execution, delivery and performance of, in the case of the Company, the Exchange Securities and, in the case of the Guarantors, the Exchange Guarantees. No approval by the stockholders (or, in the case of Dura G.P., the partners) of the Company or the Guarantors is required for the authorization, delivery or performance of the Exchange Securities or the Exchange Guarantees.

         (11) The execution and delivery of the Purchase Agreement, the Registration Rights Agreement by the Company and each of the Guarantors, the performance by the Company and the Guarantors of their respective obligations thereunder and the consummation of the transactions contemplated thereby (including, without limitation, the Company's issuance and sale of the Securities to you in accordance with the terms of the Purchase Agreement and the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of proceeds") do not and will not conflict with or constitute or result in a breach, creation of a lien or encumbrance or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the charter, bylaws or other organizational documents of the Company and the Guarantors, (ii) any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Offering Memorandum (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to
(a) any laws, rules or regulations to which the Company or the Guarantors may be subject as a result of the Initial Purchasers' legal or regulatory status or the involvement of the Initial Purchasers in such transactions, (b) any laws, rules or regulations relating to misrepresentations or fraud or (c) the Securities Act, the Exchange Act or the Trust Indenture Act of 1939) or (iii) the terms or provisions of any contract set forth on Exhibit B attached hereto, which the Company and the Guarantors have represented to us constitute all of the material contracts of the Company and the Guarantors (provided that in each case we express no opinion as to compliance with any financial test or cross-default provision in any such agreement), except for in the case of clauses (ii) and
(iii) above, any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change or to materially impair the ability of the Company or the Guarantors to perform their respective obligations under the Transaction Documents.

         (12) To our actual knowledge, no consent, waiver, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Company of the Securities or the issuance of the Guarantees of the Securities by the Guarantors to the Initial Purchasers or the consummation by the Company or the Guarantors of the other transactions contemplated by the Transaction Documents, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act of 1939 and the security or Blue Sky laws of the various states (and the rules and regulations thereunder), as to which we express no opinion in this paragraph.

         (13) No registration under the Securities Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with the Purchase Agreement assuming (i) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Securities Act, or persons other than U. S. persons in connection with offers and sales made in reliance upon Regulation S under the Securities Act, (ii) the accuracy and completeness of the Initial Purchasers' representations set forth in Section 1(b) of the Purchase Agreement (including Annex A thereto), and those of the Company and the Guarantors set forth in Sections 3(b), 3(c) and 3(dd) of the Purchase Agreement regarding, among other things, the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resales thereof, and (iii) the compliance with the procedures set forth in the Purchase Agreement by the Initial Purchasers, the Company and the Guarantors.

         (14) The information in the Offering Memorandum under the headings "Description of notes," "Exchange offer and registration rights," "Transfer restrictions," "Certain U.S. federal tax considerations" and "Certain ERISA considerations" to the extent that it summarizes laws, governmental rules or regulations or documents referred to therein is correct is all material respects.

         (15) We have no knowledge about any legal or governmental proceeding that is pending or threatened against Parent or any of its subsidiaries that has caused us to conclude that such proceeding would be required to be described by Item 103 of Regulation S-K under the Securities Act if the issuance of the Securities were being registered under the Securities Act but is not so described in the Offering Memorandum.

         (16) Neither the Company nor any Guarantor is, and immediately after the sale of the Securities to the Initial Purchasers and application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of proceeds" will be, an "investment company" as such term is defined in the Investment Company Act.

         (17) To our actual knowledge, there are no contracts, agreements or understandings between the Company or the Guarantors and any other person granting such person the right to require the Company or the Guarantors to include any securities with the Exchange Securities registered pursuant to the Exchange Offer Registration Statement.

         (18) Neither the sale, issuance, execution or delivery of the Securities nor the application of the net proceeds therefrom as described in the Offering Memorandum under the caption "Use of proceeds" will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

                                    *********

         The purpose of our professional engagement was not to establish factual matters, and preparation of the Offering Memorandum involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Offering Memorandum or that the actions taken in connection with the preparation of the Offering Memorandum (including the actions described in the next paragraph) were sufficient to cause the Offering Memorandum to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Offering Memorandum except to the extent otherwise explicitly indicated in numbered paragraph 14 above.

         We can however confirm that we have participated in conferences with representatives of the Company, representatives of the Initial Purchasers, counsel for the Initial Purchasers and representatives of the independent auditors for the Company during which disclosures in the Offering Memorandum and related matters were discussed. In addition, we have reviewed certain corporate records furnished to us by the Company. We were not retained by Parent or the Company to prepare the periodic reports, proxy statements or other materials incorporated by reference into the Offering Memorandum and our knowledge about those materials is limited to our review thereof.

         Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to materiality to a large extent upon the opinions and on statements of officers of Parent and/or the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that the Offering Memorandum, at the date it bears or on the date of this letter, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    *********

         Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based.

         We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Purchase Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company, Parent and each of the Subsidiary Guarantors); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the advice provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

         In preparing this letter we have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives; and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraphs 1, 2 and 3, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

         We confirm that we do not have knowledge that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis LLP who have devoted substantive attention to the negotiation or preparation of the Transaction Documents, the Offering Memorandum and the due diligence associated therewith.

         Each opinion (an "enforceability opinion") in this letter that any particular contract is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York or the federal law of the United States, except that the opinions in paragraphs 1, 3 and 4 and paragraphs 5, 6, 7, 8, 9 and 10 with respect to the due authorization, execution and delivery of the Transaction Documents are based solely on the Delaware General Corporation Law (the "DGCL") with respect to the Company, Parent and those Subsidiary Guarantors set forth on Exhibit A that are incorporated under the DGCL and the corporate or partnership statutes listed on Exhibit C attached hereto with respect to the other Subsidiary Guarantors. We note that we are not admitted to practice in Indiana, Michigan and Tennessee and, as such, our opinions are based solely on our review of the applicable provisions of the corporate statutes listed on Exhibit C attached hereto as such statutes relate to such Subsidiary Guarantors without regard to any regulations promulgated thereunder or any judicial, administrative or regulatory interpretations thereof. In our opinion, New York state courts would apply New York state law to resolve state law issues arising under the Transaction Documents. We express no opinion as to what law might be applied by any other courts to resolve any issue addressed by our opinion and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually be applied to resolve issues which may arise under the Transaction Documents. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

         None of the opinions or other advice contained in this letter considers or covers: (i) any state securities (or "blue sky") laws or regulations, (ii) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Offering Memorandum or
(iii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters. In addition, none of the opinions or other advice contained in the letter covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws; or (v) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents). This letter does not cover any other laws, statutes, governmental rules or regulations or decisions which in our experience are not usually considered for or covered by opinions like those contained in this letter or are not generally applicable to transactions of the kind covered by the Purchase Agreement.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law, other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

         This letter is being provided to you pursuant to the provision in the Purchase Agreement cited in the initial paragraph of this letter and may not be relied upon by you for any other purpose. Without our written consent: (i) no person other than the Initial Purchasers may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, offering memorandum, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

                                            Very truly yours,

                                            KIRKLAND & ELLIS LLP

                                                                       EXHIBIT A

                                  GOOD STANDING

                                                        State of Organization or                Foreign
                         Name                                  Formation                     Qualifications
----------------------------------------------          ------------------------             --------------
Dura Automotive Systems, Inc.                           Delaware                             None

Dura Operating Corp.                                    Delaware                             Florida, Illinois,
                                                                                             Indiana, Iowa,
                                                                                             Kentucky, Michigan,
                                                                                             Minnesota, Missouri,
                                                                                             Ohio, Tennessee, Texas

SUBSIDIARY GUARANTORS:

Adwest Electronics, Inc.                                Delaware                             None

Atwood Automotive Inc.                                  Michigan                             Illinois, Kentucky,
                                                                                             Missouri, Tennessee

Atwood Mobile Products, Inc.                            Illinois                             Indiana, Michigan,
                                                                                             Tennessee, Utah

Dura Automotive Systems Cable Operations, Inc.          Delaware                             Arkansas, Michigan,
                                                                                             Tennessee

Dura Automotive Systems of Indiana, Inc.                Indiana                              None

Universal Tool & Stamping Company Inc.                  Indiana                              Michigan

Dura G.P.                                               Delaware                             Michigan

Creation Group Holdings, Inc.                           Indiana                              None

Creation Group, Inc.                                    Indiana                              Pennsylvania

                                                                       EXHIBIT B

                                            MATERIAL CONTRACTS(1)

1. Indenture, dated as of April 18, 2002, among Dura Operating Corp., the guarantors named therein and BNY Midwest Trust Company, as trustee, as supplemented to the date hereof.

2. Amended and Restated Credit Agreement, dated as of March 19, 1999, as amended and restated as of October [__], 2003, among Dura Automotive Systems, Inc., a Delaware corporation ("Parent") as parent guarantor, Dura Operating Corp., a Delaware corporation ("Dura"), Trident Automotive Limited, a private limited company incorporated under the laws of England and Wales, Dura Holdings Germany GmbH, a limited liability company organized under the laws of Germany, Dura Automotive Systems Europe, S.A., a company organized under the laws of France, Dura Automotive Systems (Canada), Ltd, an Ontario corporation, the several banks and other financial institutions or entities from time to time parties to this Agreement, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, as administrative agent [(THE "AGENT")].

3. The security documents related to the Amended and Restated Credit Agreement described in item 2 above, as follows:

                  (a) the Reaffirmation and Amendment of Guarantees, dated as of March 19, 1999, executed by Parent, Dura, Dura Automotive Systems Cable Operations Inc. ("DASCO"), Column Shifter Operations ("Column Shifter Operations") and Universal Tool & Stamping Company Inc. ("Universal Tool" and collectively with all of the parties named in this item (a), the "U.S. Transaction Parties") in favor of the [AGENT];

                  (b) the Amended and Restated Corporate Guaranty, dated as of March 19, 1999, executed by Parent, Column Shifter Operations and Universal Tool in favor of the Agent;

                  (c) the Amended and Restated Corporate Guaranty, dated as of March 19, 1999, executed by the Dura in favor of the Agent;

                  (d) the Amended and Restated Guaranty, dated as of March 19, 1999, executed by DASCO in favor of the Agent;

                  (e) the Reaffirmation and Amendment of Collateral Documents, dated as of March 19, 1999, executed by each of the U.S. Transaction Parties in favor of the Agent;

--------
(1) Description of credit documents contained in numbers 2 and 3 below to be finalized.

                  (f) the Security Agreement, dated as of March 19, 1999, among the U.S. Transaction Parties and the Agent;

                  (g) the Amended and Restated Pledge Agreement, dated as of March 19, 1999, executed by Parent in favor of the Agent;

                  (h) the Amended and Restated Pledge Agreement, dated as of March 19, 1999, executed by the Dura in favor of the Agent;

                  (i) the Joinder Agreement to Security Agreement, dated as of March 23, 1999, executed by Adwest Western Automotive, Inc. ("AWA") and Adwest Electronics, Inc. ("AEI");

                  (j) the Pledge Agreement, dated as of March 23, 1999, executed by AEI in favor of the Agent;

                  (k) the Guaranty, dated as of March 23, 1999, executed by each of Atwood Industries, Inc. ("Atwood"), X.E. Co. ("XE"), Excel of Tennessee, L.P. ("Excel of Tennessee"), Excel Corporation ("Excel"), Excel Industries of Michigan, Inc. ("Excel Michigan"), Anderson Industries, Inc. ("Anderson"), Hydro Flame Corporation ("Hydro Flame"), Mark I Molded Plastics, Inc. ("Mark I"), Mark I Molded Plastics of Tennessee, Inc. ("Mark I Tennessee") and Atwood Automotive Industries, Inc. ("Atwood Automotive") in favor of the Agent;

                  (l) the Joinder Agreement to Security Agreement, dated as of March 23, 1999, executed by XE, Excel Tennessee, Excel, Excel Michigan, Anderson, Atwood, Hydro Flame, Mark I, Mark I Tennessee and Atwood Automotive in favor of the Agent;

                  (m) the Supplement to Pledge Agreement, dated as of March 23, 1999, between the Dura and the Agent;

                  (n) the Pledge Agreement, dated as of March 23, 1999, between Atwood and the Agent;

                  (o) the Pledge Agreement, dated as of March 23, 1999, between Mark I and the Agent;

                  (p) the Pledge Agreement, dated as of March 23, 1999, between Anderson and the Agent;

                  (q) the Assignment and Pledge Agreement, dated as of March 23, 1999, between XE, Excel Michigan and the Agent;

                  (r) the Joinder Agreement to Credit Agreement, dated as of March 23, 1999, executed by Adwest Automotive plc in favor of the Agent; and

                  (s) the Joinder Agreement to Pledge Agreement and Security Agreement, dated as of April 18, 2002, executed by Dura G.P. in favor of the Agent.

4. Amended and Restated Stockholders Agreement, dated as of August 13, 1996, by and among Dura Automotive Systems, Inc., Onex DHC LLC, J2R Corporation, Alkin Co. and each of the other stockholders named therein.

5. Amended and Restated Investor Stockholders Agreement, dated as of August 13, 1996, by and among Dura Automotive Systems, Inc., Onex DHC LLC, J2R Corporation and the other stockholders listed on the signature page thereto.

6. Registration Agreement, dated as of August 31, 1994, among Dura Automotive Holding, Inc. (predecessor to Dura Automotive Systems, Inc.), and the persons listed on Schedule A attached thereto and Orscheln Co. (now known as Alkin Co.) as amended by Amendment to Registration Agreement, dated as of May 17, 1995.

7. Joint Venture Agreement by and among Orscheln Co., MC Holding Corp., Onex U.S. Investments, Inc., J2R Corporation and Dura Automotive Holding, Inc., dated as of August 31, 1994.

8. Agreement and Plan of Merger, dated as of January 19, 1999, by and among Dura Automotive Systems, Inc., Windows Acquisition Corporation and Excel Industries, Inc., as amended by Amendment to Agreement and Plan of Merger, dated as of March 9, 1999.

9. Stock Purchase Agreement, dated as of April 8, 1998, by and among Dura Automotive Systems (UK) Limited and the various selling shareholders listed on the various signature pages thereto.

10. Dollar Notes Indenture, dated as of April 22, 1999, by and among Dura Operating Corp., the guarantors named therein and U.S. Bank Trust National Association, as trustee, as amended to the date hereof.

11. Euro Notes Indenture, dated as of April 22, 1999, by and among Dura Operating Corp., the guarantors named therein and U.S. Bank Trust National Association, as trustee, as amended to the date hereof.

12. Indenture, dated as of June 11, 2001, by and among Dura Operating Corp., the guarantors named therein and U.S. Bank Trust National Association, as trustee, as amended to the date hereof.

                                                                       EXHIBIT C

                               CORPORATE STATUTES

INDIANA BUSINESS CORPORATION LAW
         Dura Automotive Systems of Indiana, Inc.
         Universal Tool & Stamping Company Inc.
         Creation Group Holdings, Inc.
         Creation Group, Inc.

MICHIGAN BUSINESS CORPORATION ACT
         Atwood Automotive Inc.

ILLINOIS BUSINESS CORPORATION ACT
         Atwood Mobile Products, Inc.

DELAWARE REVISED UNIFORM PARTNERSHIP ACT
         Dura G.P.

                                                                       Exhibit A

                     [Form of Registration Rights Agreement]